EMPLOYMENT AGREEMENT


     THIS AGREEMENT is dated, made, entered into on June 3, 1997, and is effective as of the 25th day of June, 1996, by and between Casino Magic Corp., a Minnesota corporation (the "Company"), and Kenneth N. Schultz (the "Employee").

                                   RECITALS

     WHEREAS, the Company is desirous of retaining the full-time services of the
Employee;

     WHEREAS, Employee commenced his employment with the Company on June 25, 1996;

     WHEREAS, the Employee and the Company are each willing to enter into this employment agreement (the "Agreement"), all on the terms and subject to the conditions herein contained; and

     WHEREAS, Employee is desirous of receiving stock grants and options to purchase common stock in the Company under the Company's Incentive Stock Option Plan, which options and grants require the approval of the Company's Board of Directors and the Stock Option Committee, respectively; and

     WHEREAS, this Agreement is intended to supersede and take the place of all prior agreements and understandings concerning employment;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

1.          Employment  of  the  Employee;  Term.

     (a) The Company agrees to and hereby does employ the Employee, and the
Employee accepts such employment and agrees to discharge faithfully, diligently and to the best of Employee's abilities, the responsibilities of such employment on the terms and subject to the conditions herein provided.

     (b) The initial term of Employee's employment hereunder shall terminate on December 31, 1998 ("Initial Expiration Date"), unless terminated earlier as provided in Section 4.

(c) Notwithstanding the foregoing, following the Initial Expiration Date, Employee's employment shall thereafter continue on an at will basis on the terms and conditions contained in this Agreement; provided, however, that all obligations of the Company and the rights of the Employee under Subsection 4(a) will terminate.

2. Duties of the Employee. During the term of Employee's employment with the
Company  hereunder,  the  Employee  shall:

     (a) Devote substantially all of Employee's business time and attention necessary to carry out the, duties of Employee's employment hereunder, applying Employee's best effort and skill for the benefit of the Company.

(b) Act as Vice President of Construction for the Company and perform such services and such duties and responsibilities as are assigned to Employee by the President, consistent with such office, all in accordance with the terms of this Agreement, the Articles of Incorporation and By-Laws of the Company.

     (c)          Report  directly  to  the  President  of  the  Company.

3. Compensation. As compensation and in consideration for the performance of services by the Employee and Employee's observance of all of the provisions of this Agreement, the Company agrees to pay or provide, and Employee agrees to accept, the following:

(a) Salary. During the term of Employee's employment, the Company shall pay to the Employee, at least semimonthly, a base salary at an initial annual rate of
$200,000, provided that the annual rate of his salary shall be $170,000 effective beginning June 1, 1997 through December 31, 1997. The Employee's base salary may be reviewed from time to time, but at least annually for increases as determined by the
Company.

     (b) Benefits. During the term of Employee's employment, the Employee shall be entitled to paid time off based upon the Company's policies in effect from time to time, consistent with that provided to employees having duties, authority and status equal to that of Employee. In addition, during the term of Employee's employment, the Employee shall be entitled to medical and hospitalization insurance or reimbursement, consistent with that provided to other salaried employees of the Company, or as may be established in a written policy by the Board of Directors. The Company confirms that Employee has satisfied any eligibility period requirement.



     (c) Business. The Company shall reimburse the Employee for business expenses reasonably incurred by the Employee in connection with the performance of Employee's duties hereunder, upon the presentation by Employee of receipts and itemized accounts of such expenditures in accordance with the rules and regulations of the Internal Revenue Code. Such expenditures shall be subject at all times to the prior approval of the President of the Company or his designee. Except for expenses previously approved by such officer or his designee, the Board of Directors of the Company may take such action as may be necessary to enforce the repayment to the Company by the Employee of any amounts reimbursed upon finding that such reimbursement was not made primarily for the purpose of advancing the legitimate interests of the Company. In lieu of direct payment by the Employee, the Company, by action of its Board of Directors, may withhold such disallowed amounts from future

      (d) Moving Allowance. Subject to submission of invoices and Company approval, the Company will reimburse Employee for the reasonable expenses incurred in moving his household goods to the Gulf Coast area.

     (e) Bonus. In addition to the foregoing, Employee's shall be entitled to participate in any executive bonus pool established by the Company.

     (f)          Employment  Bonus  and  Lump   Sum Relocation Payment.  Upon
commencement  of  employment,  Employee  is  to  be  paid  the  sum of $82,500

4.          Termination  of  Agreement.

     (a) Termination With Cause. The Company may terminate Employee's term of employment under this Agreement for "good cause" upon notice of such termination to the Employee. For purposes of this Agreement, "good cause" shall mean Employee's (i) failure or refusal to observe or perform any of the material provisions of this Agreement or any other written agreement with the Company, or to substantially perform any of the material duties required of Employee under this Agreement or any other written agreement with the Company, or (ii) commission of fraud, misappropriation, embezzlement or other acts of dishonesty, alcoholism, drug addiction or dependency, or conviction for any crime punishable as a felony or as a gross misdemeanor involving moral turpitude, which actions have a material adverse effect upon the Employee's ability to perform the duties which are assumed or assigned under Section 2 hereof, or which actions or occurrences are materially adverse to the interests of the Company, or (iii) unreasonable refusal or failure to faithfully perform the duties and responsibilities of Employee's employment hereunder or to comply with the directions of the President, his designee or the Board of Directors. Termination of Employee's employment for good cause under Subsection 4(a)(ii) above shall be effective upon notice. Termination of Employee's employment for good cause under Subsections 4(a)(i) or 4(a)(iii) shall be effective upon fourteen days' prior notice provided that prior to the giving of such notice of termination, the Company shall notify Employee that a factual basis for termination for good cause exists, specifying such basis.

     (b) Termination With Notice. After the Initial Expiration Date, Employee's term of employment under this Agreement may be terminated by either party for any reason upon not less than 30 days' prior written notice.

(c) Termination upon Death of Employee. This Agreement shall automatically terminate in the event of the Employee's death.
     (d) Termination If Employee Not Found Suitable by Mississippi Gaming Commission and Related Matters. Employee's position with the Company may require a finding of suitability by the Mississippi Gaming Commission or other state gaming commission, as the case may be. The Company will pay all investigative fees and costs associated with the Mississippi Gaming Commission or other state gaming commission suitability determinations. If the Employee is found not suitable by the Mississippi Gaming Commission or other gaming commission, as the case may be, Employee's employment with the Company shall thereafter immediately terminate and this Agreement shall be deemed null and void.

     (e) Termination Obligations. In the event of a termination of the Employee's term of employment in accordance with Section 4, the Company shall have no further obligation to the Employee under this Agreement, and Employee shall only be entitled to payment by the Company for all compensation accrued under this Agreement to such date of termination. However, such termination of the Employee's employment shall not terminate or extinguish the Employee's obligations under Section 5 or 6 hereof (unless otherwise provided therein) or Employee's obligation or liability to pay to the Company any amounts owed to the Company by the Employee, including, but not limited to, any amounts misappropriated or obtained by the Employee, without prejudice to any other rights or remedies of the Company at law or in equity. Notwithstanding the foregoing, in the event that the Employee's term of employment is terminated by the Company other than for "good cause" as provided under Subsection 4(a) prior to the Initial Expiration Date, the Company shall continue to pay to Employee, at least semimonthly, Employee's base salary (based on the annualized monthly base salary then being paid to Employee as of the date of termination), through the Initial Expiration Date. Employee and the Company acknowledge and agree that no part of any incentive compensation that is based on the Company's financial performance for a fiscal year, if any, is payable if Employee's employment is terminated for any reason prior to the expiration of such fiscal year.

     (f) Severance Allowance. In the event Employee's term of employment is terminated by the Company pursuant to Subsections 4(b) or 4(d), Employee will be entitled to receive a severance allowance in an amount equal to six months' base salary, (based on the annualized monthly base salary which is the greater of $200,000 or the amount then being paid to Employee as of the date of termination) to be paid out over the six months following Employee's date of termination in at least semimonthly installments. No severance allowance will be payable to Employee in any other circumstance, including if the Employee voluntarily resigns or otherwise terminates employment pursuant to Subsection 4(b).

     (g) Options and Grants. Notwithstanding any provision in this Agreement to the contrary, should the current President of the Company be replaced or terminated prior to the Initial Expiration Date, any stock options or grants given to Employee pursuant to an executed agreement between the Company and Employee shall promptly vest if, prior to the Initial Expiration
Date:

(i)          Employee  is  also  replaced  or  terminated;

(ii) The duties of Employee with the Company or compensation from the Company changes from that specified in this Agreement in any material respect; or

(iii) Within ninety (90) days after the president is replaced, Employee makes a reasonable good faith determination that due solely to specified action or inaction of such replacement, he cannot effectively discharge the duties delineated herein, and as a result terminates his employment with the Company. To be effective, such determination by Employee must be provided to the Company in a writing which sets forth the factual basis of such action or inaction by the replacement President.

5.          Disclosure  of  Confidential  Information.

     (a) Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" means any information that is not generally known to the public that relates to the existing or reasonably foreseeable business of the Company which has been expressly or implicitly protected by the Company or which, from all of the circumstances, the Employee knows or has reason to know that the Company intends or expects the secrecy of such information to be maintained. Confidential Information includes, but is not limited to, information contained in or relating to the customer lists, account lists, price lists, product designs, marketing plans or proposals, customer information, merchandising, selling, accounting, finances, know how, trademarks ' trade names, trade practices, trade secrets and other proprietary information of the Company.

     (b) Employee Shall Not Disclose Confidential Information. The Employee will not, during the term of Employee's employment or following the termination of Employee's employment with the Company, use, show, display, release, discuss, communicate, divulge or otherwise disclose Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, without the prior written consent or authorization of the Company.

     (c) Scope. Employee's covenant in Subsection 5(b) to not disclose Confidential Information shall not apply to information which, at the time of such disclosure, may be obtained from sources outside of the Company, its agents, lawyers or accountants, so long as those sources did not receive the information directly or indirectly as the result of Employee's action.

     (d) Title. All documents or other tangible or intangible property relating in any way to the business of the Company which are conceived or generated by Employee or come into Employee's possession during the employment period shall be and remain the exclusive property of the Company, and Employee agrees to return all such documents, and tangible and intangible property, including, but not limited to, all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, magnetic tapes, computer disks, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, customers, products, practices or techniques of the Company, and all other property of the Company, including, but not limited to, all documents which in whole or in part contain any Confidential Information of the Company which in any of these cases are in Employee's possession or under Employee's control, to the Company upon the termination of Employee's employment with the Company, or at such earlier time as the Company may request him to do so.

     (e) Compelled Disclosure. In the event a third party seeks to compel disclosure of Confidential Information by the Employee by judicial or administrative process, the Employee shall promptly notify the Board of Directors of the Company of such occurrence and furnish to such Board of Directors a copy of the demand, summons, subpoena or other process served upon the Employee to compel such disclosure, and will permit the Company to assume, at its expense, but with the Employee's cooperation, defense of such disclosure demand. In the event that the Company refuses to contest such a third party disclosure demand under judicial or administrative process, or a final judicial order is issued compelling disclosure of Confidential Information by the Employee, the Employee shall be entitled to disclose such information in compliance with the terms of such administrative or judicial process or order.

6.          Non-Competition.

     (a) Restriction. Commencing on the date hereof and for so long as Employee continues to receive compensation under this Agreement (salary or severance), whether voluntarily or involuntarily and whether or not for good cause, Employee shall not, without the prior written consent of the Company, directly or indirectly, engage in, or assist any other person to engage in, any activity, whether as a proprietor, partner, joint venturer, principal, employer, officer, agent, employee, consultant or beneficial or record owner (other than as an investor owning less than a 2 % interest in an entity whose securities are regularly traded in a public market), and whether or not for compensation, that is competitive in any respect with the business of the Company within the states of Louisiana or Mississippi, or within a 150 mile radius of any gaming casino owned, operated or under development by the Company. For purposes of this Agreement, the "business of the Company" shall be any business in which the Company is engaged at the time of Employee's termination of employment or in which the Company was engaged within six months prior to such termination, including, but not limited to, a business involved in or related to gambling casinos or gaming establishments.

     (b) Modification. In the event that any court of competent jurisdiction determines that the term, the business scope or geographic scope of the covenants contained in Subsection 6(a) is impermissible due to the extent thereof, said covenant shall be modified to reduce its terms, business scope or geographic scope, as the case may be, to the extent necessary to make said covenant valid, and said covenant shall be enforced as modified.

     (c) Non-Compete Consideration. As additional consideration for the Employee's observance of the non-compete covenant set forth in Subsection 6(a), the Company has granted to Employee incentive stock options to purchase shares of the Company's common stock.

7.          Breach  of  Restrictive  Covenants.

     (a) It is agreed that it would be difficult or impossible to ascertain the measure of damages to the Company resulting from any breach of Sections 5, and that injury to the Company from any such breach may be irremediable. In the event of a breach or threatened breach by the Employee of the provisions of Section 5, the Company shall be entitled to specific performance of Section 5 and may seek a temporary or permanent injunction to enjoin the Employee from breaching Section 5, in addition to any other rights or remedies that the Company may have available under applicable law for such breach or threatened breach, including the recovery of damages. In the event of a breach of Section 6, damages shall be limited to the discontinuance of any and all compensation, including but not necessarily limited to salary and severance, otherwise payable to Employee under this Agreement.

(b) Survival of Restrictive Covenant. The provisions of Sections 5 and 6 of this Agreement shall survive the expiration of the term of Employee's employment hereunder, and shall be binding upon the Employee following the termination of Employee's employment by the Company.

     8. Affiliate. The term "Company" when used in Sections 5, 6 and 7 of this Agreement shall mean in addition to the Company, any affiliate of the
Company. The terms affiliate" or "affiliates" when used in this Agreement shall mean any corporation that controls the Company, or is controlled by the Company, or is under common control with the Company.

     9. Entire Agreement Modification. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the employment of the Employee by the Company, and supersedes any prior
understanding  or  agreement  between  the  parties  relating  thereto.    No
amendment, waiver or modification of any provision of this Agreement shall be binding unless made in writing and signed by the parties hereto.

     10.        Assignment.    The  rights and benefits of the Company and its
permitted  assigns
under this Agreement shall be fully assignable and transferable to any other entity:

(a)          which  is  an  affiliate  of  the  Company;  or

     (b) which is not an affiliate and with which the Company has merged or consolidated, or to which it may have sold substantially all its assets in a transaction in which it hasassumed the liabilities of the Company under this Agreement; and in the event of any such assignment or transfer, all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against the successors and assigns of the Company. This Agreement is a personal service contract and shall not be assignable by the Employee, but all obligations and agreements of the Employee hereunder shall be binding upon and enforceable against the Employee and Employee's personal representatives, heirs, legatees and devisees.

     Notices. To be effective, all notices, consents or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder (i) if delivered by hand, when the notifying party delivers such notice or other communication to all other parties to this Agreement, (ii) if delivered by telecopier or overnight delivery service, on the first business day following the date such notice or other communication is transmitted by telecopier or timely delivered to the overnight courier, or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party. Mailed or telecopied communications shall be directed as follows unless written notice of a change of address or telecopier number has been given in writing in accordance with this Section:

If  to  Company:          Casino  Magic  Corp.
     Attn:  Robert  Callaway
     711  Casino  Magic  Drive
     Bay  Saint  Louis,  MS  39520
     Telecopier  No.  (601)  467-7998

If  to  Employee:            Kenneth  N.  Schultz
9032  Greymonte  Circle
Gulfport,  MS  39503


     12. Waiver. No waiver of any term, condition or covenant of this Agreement by a party shall be deemed to be a waiver of any subsequent breaches of the same or other terms, covenants or conditions hereof by such party,

     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one instrument.

     14.          Construction.    Whenever  possible,  each provision of this
Agreement shall be interpreted in such manner as to be effective or valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     15.        Applicable  Law.    This  Agreement  shall be governed by, and
construed  in
accordance  with,  the  laws  of  the  State  of  Mississippi.

     16. Attorneys Fees. In the event a judgment is entered against any party hereto in a court of competent jurisdiction based upon a breach of the terms of this Agreement, the prevailing party shall be entitled to receive, as part of any award, the amount of reasonable attorney's fees and expenses incurred by the prevailing party in such action. A party shall be deemed to have prevailed if the judgment entered (without including attorney's fees and expenses) is more favorable to that party than any offer of settlement made to that party within twenty days after the services of the complaint in such action.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



CASINO  MAGIC  CORP.                                                  EMPLOYEE



By:                                                                        By:
     James  E.  Ernst                                       Kenneth N. Schultz



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